As filed with the Securities and Exchange Commission on March 3, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0022692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

951 Calle Amanecer

San Clemente, California 92673

(949) 366-2183

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian M. Bonnell

Chief Financial Officer

ICU Medical, Inc.

951 Calle Amanecer

San Clemente, California 92673

(949) 366-2183

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel E. Rees

J. Ross McAloon

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

(714) 540-1235

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Up to 2,500,000 Shares of

Common Stock

Offered by the Selling Stockholder

This prospectus relates to the resale or other disposition from time to time by the selling stockholder identified in this prospectus of up to an aggregate of 2,500,000 shares of common stock, par value $0.10 per share, of ICU Medical, Inc. See “Selling Stockholder.”

We are registering these shares on behalf of the selling stockholder to satisfy certain registration rights that we have granted to the selling stockholder. The selling stockholder acquired these shares from us in a private placement pursuant to a share sale and purchase agreement, dated as of September 27, 2021, by and between ICU Medical, Inc. and the selling stockholder, which private placement closed on January 6, 2022.

We are not offering for sale any shares of our common stock pursuant to this prospectus. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ICUI.” On March 2, 2023, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $166.73 per share.

Our registration of the shares of common stock covered by this prospectus does not mean the selling stockholder will offer or sell any of the shares. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares in the section entitled “Plan of Distribution” beginning on page 12 of this prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 3, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, the selling stockholder identified in this prospectus may sell securities from time to time and in one or more offerings as described in this prospectus.

This prospectus provides you with a general description of the shares of common stock that the selling stockholder may offer, sell or otherwise dispose of. When the selling stockholder sells shares of our common stock using this prospectus, we will, to the extent required, provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. Any prospectus supplement and any free writing prospectus will contain more specific information about that offering. Any prospectus supplement and any free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the information in any applicable prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus (in each case including any information incorporated by reference therein), as applicable.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or sale is not qualified to do so or to anyone whom it is unlawful to make an offer or sale. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean ICU Medical, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of our common stock offered hereby.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement or free writing prospectus (including the documents incorporated by reference herein and therein) that we may provide to you in connection with an offering of our common stock contain forward-looking statements within the meaning of the federal securities laws. These statements include statements about our plans, strategies and prospects and involve known and unknown risks that are difficult to predict. Therefore, our actual results, performance or achievements may differ materially from those expressed in or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “will,” “continue,” “could,” “may,” and variations of these terms and similar expressions, or the negatives of these terms or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Factors that may cause our actual results to differ materially from our current expectations include, but are not limited to:

•	the impacts of the COVID-19 pandemic on us, our business and on domestic and global economies generally;

•	the integration of Smiths Medical being more difficult, time-consuming or costly than expected;

•	general economic and business conditions, both in the U.S. and internationally;

•	unexpected changes in our arrangements with Pfizer or our other large customers;

•	outcome of litigation;

•	fluctuations in foreign currency exchange rates and other risks of doing business internationally;

•	increased competition for skilled workers;

•	decreases in availability of the raw materials needed to manufacture our products;

•	the effect of price and safety considerations on the healthcare industry;

•	competitive factors, such as product innovation, new technologies, marketing and distribution strength and price erosion;

•	the successful development and marketing of new products;

•	unanticipated market shifts and trends;

•	the impact of legislation affecting government reimbursement of healthcare costs;

•	changes by our major customers and independent distributors in their strategies that might affect their efforts to market our products;

•	the effects of additional governmental regulations;

•	unanticipated production problems;

•	acquisition and integration expenses (including as it relates to the Smiths Medical acquisition);

•	the availability of patent protection and the cost of enforcing and of defending patent claims;

•	natural disasters and outbreak of disease or illness;

•	supply chain constraints or disruptions;

•	impact of inflation on raw materials, freight charges and labor, especially in the U.S.; and

•	interest rate increases.

These factors are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors, many of which are beyond our control, also could harm our results, performance or achievements.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.

Our website address is www.icumed.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus and any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023.

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 4, 2022.

•	Our Current Report on Form 8-K filed with the SEC on January 3, 2023.

•

The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020, and any amendment or report filed with the SEC for the purpose of updating the description

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

ICU Medical, Inc.

951 Calle Amanecer

San Clemente, California 92673

(949) 366-2183

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

THE COMPANY

We develop, manufacture and sell innovative medical products used in infusion therapy, vascular access, and vital care applications. Our product portfolio includes ambulatory, syringe, and large volume IV pumps and safety software; dedicated and non-dedicated IV sets, needlefree IV connectors, peripheral IV catheters, and sterile IV solutions; closed system transfer devices and pharmacy compounding systems; as well as a range of respiratory, anesthesia, patient monitoring, and temperature management products.

We filed our certificate of incorporation with the Secretary of State of Delaware on January 9, 1992, and our amended and restated certificate of incorporation with the Secretary of State of Delaware on June 10, 2014.

Our principal executive offices are located at 951 Calle Amanecer, San Clemente, California 92673, and our telephone number is (949) 366-2183.

RISK FACTORS

Investment in our common stock involves risks. See the risk factors described in any applicable prospectus supplement and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, before making an investment decision. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

USE OF PROCEEDS

All of the shares of our common stock being offered hereby are being sold by the selling stockholder identified in this prospectus. The selling stockholder will receive all of the net proceeds from the sale of any shares of our common stock under this prospectus. We are not selling any shares of our common stock under this prospectus and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and the share sale and purchase agreement, copies of which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 80,500,000 shares consisting of 80,000,000 shares of common stock with a par value of $0.10 per share, and 500,000 shares of preferred stock with a par value of $1.00 per share.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting in the election of directors. Holders of common stock have no rights to convert their shares into other securities or have their shares redeemed and no preemptive rights or other rights to subscribe for additional securities. Subject to preferences that may be applicable to any shares of preferred stock then outstanding, the holders of common stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds and to share ratably in any distribution to the stockholders, including any distribution upon liquidation of the Company.

Issuance of Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors is authorized to direct us to divide the preferred stock into one or more series and to increase or decrease the number of shares of any such series, but not below the number of shares of any such series then outstanding, without stockholder approval. Our board of directors has the discretion to determine the designation, powers, voting powers, preferences and the relative, participating, optional, conversion or other rights of the shares of each such series of preferred stock, and the qualifications, limitations or restrictions thereof. The authority of our board of directors with respect to each series shall include, but not be limited to, determination of any dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption, rights upon dissolution or liquidation, sinking funds, and any other rights, preferences and limitations of any series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

Listed Exchange and Transfer Agent

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ICUI”. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). Under Section 203, we would generally be prohibited from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that this stockholder became an interested stockholder unless the business combination is approved in a prescribed manner. Under Section 203, a “business combination” includes any merger or consolidation involving the corporation and the interested stockholder, any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Certain Other Provisions of Our Certificate of Incorporation or Bylaws

The Certificate of Incorporation and/or the Company’s Bylaws, include the following provisions, not previously discussed above, that may have an effect of delaying, deferring or preventing a change in control of the Company:

•

our Bylaws establish an advance notice procedure for stockholders to submit proposed nominations of persons for election to our Board of Directors and other proposals for business to be brought before an annual meeting of our stockholders;

•

our stockholders may not act by written consent and special meetings of our stockholders may only be called by our Board of Directors, the Chairman of the Board of Directors, or the President of the Company; and

•	amendments to our Bylaws may be made by a majority of our Board of Directors and also by the affirmative vote of two-thirds of our shares outstanding and entitled to vote thereon.

Registration Rights

On September 27, 2021, we entered into a share sale and purchase agreement with Smiths Group International Holdings Limited and, pursuant to such agreement, on January 6, 2022, we issued 2,500,000 shares of our common stock in a private placement to Smiths Group International Holdings Limited. Pursuant to the share sale and purchase agreement, we are required to prepare and file one or more registration statements covering the resale of shares of our common stock issued to Smiths Group International Holdings Limited in connection with the share sale and purchase agreement. We are filing the registration statement of which this prospectus forms a part to pursuant to such contractual obligations.

We are registering these shares on behalf of the selling stockholder to satisfy certain registration rights that we have granted to the selling stockholder. The selling stockholder acquired these shares from us in a private placement pursuant to a share sale and purchase agreement, dated as of September 27, 2021, by and between ICU Medical, Inc. and the selling stockholder, which private placement closed on January 6, 2022.

SELLING STOCKHOLDER

Up to an aggregate of 2,500,000 shares of common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholder. The selling stockholder acquired these shares from us in a private placement pursuant to a share sale and purchase agreement, dated as of September 27, 2021, by and between ICU Medical, Inc. and the selling stockholder, which private placement closed on January 6, 2022. The selling stockholder may, from time to time, offer and sell pursuant to this prospectus and any applicable prospectus supplement any or all of the shares of common stock being registered. When we refer to the “selling stockholder” in this prospectus, we mean the entity listed in the table below.

The following table and footnote set forth information known to us, based upon written representations from the selling stockholder, with respect to the beneficial ownership of our shares common stock held by the selling stockholder as of January 31, 2023. Because the selling stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our common stock that will be held by the selling stockholder upon termination of any particular offering. See the section of this prospectus captioned “Plan of Distribution” for additional information. For purposes of the table below, we assume that the selling stockholder will sell all of its shares of common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 23,998,252 shares of our common stock outstanding on January 31, 2023, determined in accordance with Rule 13d-3 under the Exchange Act. Under such rule, beneficial ownership includes any shares over which a selling stockholder has sole or shared voting power or investment power and also any shares that a selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholder has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose. Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates that may be subject to additional trading limitations (i.e., trading windows) under applicable laws.

Name	Shares Beneficially Owned Prior to the Offering		Maximum Number of Shares That May be Offered Pursuant to this Prospectus	Shares Beneficially Owned After the Offering
	Number	Percentage		Number	Percentage
Smiths Group International Holdings Limited(1)	2,500,000	10.42%	2,500,000	0	0%

(1)

Smiths Group International Holdings is a wholly-owned subsidiary of Smiths Group plc. As a result, Smiths Group plc and Smiths Group International Holdings share voting and dispositive power over the shares of common stock and each may be deemed to have beneficial ownership over such shares. The address for each of these entities is Attn: Smiths Group plc, 4th Floor, 11-12 St James’s Square, London, England, SW1Y 4LB.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time in one or more transactions, sell, transfer or otherwise dispose of any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	underwritten transactions;

•	purchases by a broker-dealer or dealer as principal and resale by the broker-dealer or dealer for its account pursuant to this prospectus;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	through options, swaps or derivatives, whether or not listed on an exchange;

•	through the distributions of the shares by the selling stockholder to its partners, members or stockholders;

•	gifts to charitable organizations, who may in turn sell such shares in accordance with the methods described herein;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholder may transfer the shares by other means not described in this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

In connection with the sale of shares, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Pursuant to the share sale and purchase agreement, we have agreed to indemnify in certain circumstances the selling stockholder against certain liabilities, including certain liabilities under the Securities Act. The selling stockholder has agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholder may indemnify any underwriter or broker-dealer that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

We have advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act, during such time as it may be engaged in a distribution of the shares, if applicable. This regulation may affect the marketability of the shares.

We will pay all fees and expenses incident to the registration of the shares.

There can be no assurance that the selling stockholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates that may be subject to additional trading limitations (i.e., trading windows) under applicable laws.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon for us by Latham & Watkins LLP. Additional legal matters may be passed upon for us, the selling stockholder or any underwriters, dealers or agents, by counsel that we will name in any applicable prospectus supplement

EXPERTS

The financial statements of ICU Medical, Inc. (the “Company) as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this Prospectus by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount to be paid
SEC registration fee	$45,895.55
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)

Total	(1)

(1)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Delaware General Corporation Law

The Company is a Delaware corporation. The General Corporation Law of the state of Delaware (the “DGCL”) permits Delaware corporations to eliminate or limit the personal liability of directors and officers for money damages for breach of their fiduciary duty of care, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends as detailed under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Charter of ICU Medical, Inc.

Article VII of the Amended and Restated Certificate of Incorporation of ICU Medical, Inc. provides that, to the fullest extent permitted by Delaware law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Bylaws of ICU Medical, Inc.

Article VII of the Bylaws of ICU Medical, Inc. provides that the Company shall, to the fullest extent authorized by Delaware law, indemnify and hold harmless, and may advance expenses to, each person who was or is a party to or involved in, or who was or is threatened to be made a party to or involved in any action, suite, or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was serving at the request of the Company as a director, officer, or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or an agent, against all expenses, liability, loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties), amounts paid or to be paid in settlement and amounts expended in seeing indemnification granted to such person under applicable law, the Bylaws or any agreement with the Company reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit or his or her heirs, executors, and administrators. The Company shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by the board of directors. However, if the DGCL so requires, the payment of such expenses incurred by a director or officer in their capacity as such in advance of the final disposition of the proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified.

Indemnification Agreements

In addition, the Company has entered into indemnification agreements with its executive officers and directors that provide for the indemnification of directors and executive officers to the fullest extent permitted by the DGCL against expenses reasonably incurred by such persons in any threatened, pending or completed action, suit, investigation or proceeding in connection with their service as (i) a director or officer or (ii) as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the Company’s request. In addition, the indemnification agreements require the Company to advance expenses under certain circumstances and provide for procedural protections, including a determination by a reviewing party whether the indemnitee is permitted to be indemnified under applicable law. In addition, The Company acknowledges that it will be the indemnitor of first resort should the indemnitee have rights to indemnification provided by other persons.

Insurance

The Company also has a standard policies of liability insurance that insure the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Underwriting Agreements

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 16.	Exhibits

See Exhibits Index, which is incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1	Certificate of Incorporation of ICU Medical, Inc., as amended and restated (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated June 10, 2014).

3.2	Bylaws of ICU Medical, Inc., as amended and restated (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated August 3, 2016).

4.1	Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Automatic Shelf Registration Statement on Form S-3 dated November 15, 2018).

5.1	Opinion of Latham & Watkins LLP.

10.1	Share Sale and Purchase Agreement, dated September 8, 2021, by and between ICU Medical, Inc. and Smiths Group International Holdings Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K dated September 8, 2021).

10.2	Shareholders Agreement, dated as of January 6, 2021, by and between ICU Medical, Inc. and Smiths Group International Holdings Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January, 7, 2022).

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Company.

24.1	Power of Attorney (included on the signature page hereof).

107	Filing Fee Table

*

To be filed, if required, by amendment to the registration statement or incorporated by reference therein from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended, in connection with an offering of securities pursuant to any such agreement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Clemente, State of California, on March 3, 2023.

ICU MEDICAL, INC.

By:	/s/ Brian M. Bonnell
Brian M. Bonnell Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Vivek Jain, Brian M. Bonnell and Virginia Sanzone as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Vivek Jain Vivek Jain	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 3, 2023

/s/ Brian M. Bonnell Brian M. Bonnell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 3, 2023

/s/ George A. Lopez, M.D. George A. Lopez, M.D.	Director	March 3, 2023

/s/ Elisha W. Finney Elisha W. Finney	Director	March 3, 2023

/s/ Donald M. Abbey Donald M. Abbey	Director	March 3, 2023

/s/ David F. Hoffmeister David F. Hoffmeister	Director	March 3, 2023

/s/ David C. Greenberg David C. Greenberg	Director	March 3, 2023

/s/ Laurie Hernandez Laurie Hernandez	Director	March 3, 2023

/s/ Kolleen T. Kennedy Kolleen T. Kennedy	Director	March 3, 2023

/s/ William Seeger William Seeger	Director	March 3, 2023